EXHIBIT 10.14
AMENDMENT #1
TO TRANSITION SERVICES AGREEMENT
THIS AMENDMENT #1 TO THE TRANSITION SERVICES AGREEMENT (the “Amendment”) is entered into as of January 14, 2008 (the “Effective Date”), by and among Travelport Inc. (“Travelport”) and Orbitz Worldwide, Inc. (“Orbitz”).
WITNESSETH:
     WHEREAS, Orbitz and Travelport entered into a Transition Services Agreement dated as of July 25, 2007 (the “TSA”) under which each Party and their Subsidiaries agreed to provide certain Services to the other Party;
     WHEREAS, Orbitz has identified Additional Services that it desires to be provided by Travelport or one of its Subsidiaries, and Travelport has agreed to provide such Additional Services, either directly or through one of its Subsidiaries; and
     WHEREAS, Travelport and Orbitz desire to amend the TSA to summarize the Additional Services to be provided under the TSA.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties, intending to be legally bound, hereby agreed that the following modifications are made to the TSA:
1.	A new Section 8.7, which is set forth in Attachment 1 hereto, shall be added to Exhibit A-6.

2.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TSA, the Separation Agreement, and the schedules and exhibits thereto.

3.	Except as otherwise expressly provided herein, all terms and conditions of the TSA shall continue in full force and effect.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties have executed this Amendment to the TSA to be effective as of the date first above written.

Travelport Inc.	Orbitz Worldwide, Inc.

By: /s/ Neal Sunners	By: /s/ Alex Kaluzny
Name: Neal Sunners	Name: Alex Kaluzny
Title: Vice President	Title: Director
Date: March 28, 2008	Date: 4/9/2008